Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 11, 2021, with respect to the consolidated financial statements of Revlon, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

New York, New York

June 8, 2021